EXHIBIT 23.4


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated April 21, 1995 with respect to the consolidated statements of income, stockholder's equity and cash flows of Tri-State Finance Corporation and subsidiary for the year ended December 31, 1994. We also consent to the reference to our firm under the heading "Experts" in the registration statement.


                                            /s/ KPMG Peat Marwick LLP

                                            KPMG PEAT MARWICK LLP

Denver, Colorado
December 24, 1997